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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material under Rule 14a-12.
(Commission File No. 0-33295)
MEDICALCV, INC. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

MEDICALCV, INC.
9725 SOUTH ROBERT TRAIL
INVER GROVE HEIGHTS, MINNESOTA 55077

September 6, 2002

Dear Shareholder:

        I am pleased to invite you to attend the annual meeting of shareholders of MedicalCV, Inc., to be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on October 2, 2002, at 3:30 p.m. local time.

        At the annual meeting you will be asked to vote for the election of directors and to ratify the appointment of our independent accountants for the fiscal year ending April 30, 2003. The accompanying material contains the notice of annual meeting, the proxy statement, which includes information about the matters to be acted upon at the annual meeting, and the related proxy card.

        I hope you will be able to attend the annual meeting. Whether or not you are able to attend in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the annual meeting.

Sincerely,
MedicalCV, Inc.

/s/ BLAIR P. MOWERY Blair P. Mowery President and Chief Executive Officer

MEDICALCV, INC.
9725 SOUTH ROBERT TRAIL
INVER GROVE HEIGHTS, MINNESOTA 55077

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
OCTOBER 2, 2002

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of MedicalCV, Inc., a Minnesota corporation, will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on October 2, 2002, at 3:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending April 30, 2003; and

  3.
  To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on August 8, 2002, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
MedicalCV, Inc.

/s/ JULES L. FISHER Jules L. Fisher Secretary

Inver Grove Heights, Minnesota
September 6, 2002

MEDICALCV, INC.
9725 SOUTH ROBERT TRAIL
INVER GROVE HEIGHTS, MINNESOTA 55077

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
OCTOBER 2, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of MedicalCV, Inc. for use at the annual meeting of shareholders to be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on October 2, 2002, at 3:30 p.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting, and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein and for ratification of the appointment of independent accountants for the fiscal year ending April 30, 2003. If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        The notice of annual meeting, this proxy statement, and the related proxy card are first being mailed to shareholders on or about September 6, 2002.

Record Date and Outstanding Common Stock

        The board of directors has fixed the close of business on August 8, 2002, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 7,843,834 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

        Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Jules L. Fisher, or hand-delivered to Mr. Fisher before the vote at the meeting.

Voting and Solicitation

        Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers, and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

        The presence, in person or by proxy, of the holders of at least of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

        If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of August 31, 2002, by: (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each Named Executive Officer (as defined herein), and (d) all executive officers and directors as a group. The percentage of beneficial ownership is based on 7,843,834 shares outstanding as of August 31, 2002. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise noted, each person identified below has sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock. Unless otherwise indicated, the address for each listed shareholder is c/o MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent Beneficially Owned(1)
Paul K. Miller	1,727,080	(2)	21.6%
Adel A. Mikhail, Ph.D.	746,552	(3)	9.2
Graphite Enterprise Trust PLC	630,000	(4)	8.0
4th Floor, Berkeley Square House Berkeley Square, London W1X 5PA United Kingdom
Salvador Mercé Vives	519,232	(5)	6.6
Plaza America, 5 Valencia, Spain
Hilmar Siebecker	405,000		5.2
Staffelstrasse 8 D-67292 Kirchheimbolanden, Germany
N.G.C. Medical S.p.A.	400,000		5.1
Via Novedratese 35 22060 Novedrate, Como, Italy
Richard A. DeWall, M.D.	324,780	(6)	4.1
Blair P. Mowery	315,000	(7)	3.9
Salvador Mercé Cervelló	133,000	(8)	1.7
Allan R. Seck	50,000	(9)	*
Susan L. Critzer	0		0
David B. Kaysen	0		0
Jules L. Fisher	0		0
All directors and executive officers as a group (nine persons)	3,296,412	(10)	38.2%

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of August 31, 2002.

(2)
Includes 120,000 shares owned by Gracon Contracting Co., an entity over which Mr. Miller exercises control, 35,000 shares issuable pursuant to presently exercisable options, 100,000 shares issuable pursuant to presently exercisable warrants, 4,500 units owned by Mr. Miller's spouse and 100,000 units.

(3)
Includes 499,552 shares held by Adel A. Mikhail and Narguis Mikhail, Mr. Mikhail's spouse, as joint tenants, 240,000 shares issuable pursuant to presently exercisable warrants and 7,000 shares issuable pursuant to presently exercisable options.

(4)
Includes 126,000 shares held by Graphite Enterprise Trust Limited Partnership, an entity over which Foreign & Colonial Enterprise Trust PLC exercises control.

(5)
Includes 16,212 shares owned by Mercé V. Electromedicina, S.L., which Mr. Mercé Vives founded.

(6)
Includes 35,500 shares issuable pursuant to presently exercisable options.

(7)
Includes 300,000 shares issuable pursuant to presently exercisable options.

(8)
Includes 28,000 shares issuable pursuant to presently exercisable options. Mr. Mercé Cervelló is the son of Mr. Mercé Vives and is the Managing and General Director of Mercé V. Electromedicina, S.L.

(9)
Includes 40,000 shares issuable pursuant to presently exercisable options.

(10)
Includes 445,500 shares issuable pursuant to presently exercisable options and 340,000 shares issuable pursuant to presently exercisable warrants.

        Certain shares, options, and warrants beneficially owned by our officers, directors, former directors, significant shareholders, and employees are subject to an escrow agreement with the Commissioner of Commerce for the State of Minnesota. The depositors, who placed an aggregate of 1,664,845 shares into escrow, entered into this escrow agreement as a condition of the registration of the units sold in our initial public offering. The term of escrow runs through November 20, 2004.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Seven persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

        It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

        The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote for the nominees listed below.

Name	Age	Principal Occupation	Position with MedicalCV	Director Since
Adel A. Mikhail, Ph.D.	67	Chairman of the Board of MedicalCV	Chairman of the Board	1992
Blair P. Mowery	56	President, Chief Executive Officer and Director of MedicalCV	President, Chief Executive Officer and Director	2001
Salvador Mercé Cervelló	46	Managing and General Director of Mercé V. Electromedicina, S.L.	Director	1996
Susan L. Critzer	46	Chief Operating Officer of Venturi Development Group	Director	2002
Richard A. DeWall, M.D.	75	Retired Cardiovascular Surgeon	Director	1992
David B. Kaysen	53	Former President and Chief Executive Officer of Rehabilicare Inc.	Director	2002
Paul K. Miller	79	President of Acton Construction Management Company	Director	1994

Business Experience

        Adel A. Mikhail, Ph.D. became Chairman of the Board, President and Chief Executive Officer in March 1992. While he continues to serve our company as Chairman of the Board and as a consultant, he retired as Chief Executive Officer and President in June 2001. Dr. Mikhail has more than 29 years of experience in the mechanical heart valve industry, including 17 years with our predecessors, Medical Incorporated and Omnicor. Dr. Mikhail served such entities in several technical capacities, including Senior Vice President of Clinical Research and Regulatory Affairs. In that capacity, Dr. Mikhail led the team that successfully obtained FDA marketing clearance of the Omniscience heart valve. Dr. Mikhail is named as an inventor in patents in the urology and heart valve fields.

        Blair P. Mowery became our President and Chief Executive Officer in June 2001 and was appointed to our board of directors in July 2001. After serving our company as an independent advisor through his wholly owned company, Bioscrene Ltd., from February 1996 to August 1996, he joined us in August 1996 as Vice President—Business Development and was promoted to Chief Operating Officer in 1999. From April 1991 through December 1993, Mr. Mowery was President and Chief Operating Officer of GalaGen, Inc., a biopharmaceutical company. From March 1987 to March 1991, he was President of Procor Technologies, a joint venture with Abbott Ross Laboratories and the predecessor company to GalaGen.

        Salvador Mercé Cervelló, one of our directors, serves as Managing and General Director of Mercé V. Electromedicina, S.L., a commercial supplier of electromedical products, mainly products for cardiac surgery and cardiology, including those produced by our company, in Spain. He served on our board from November 1993 to November 1995 and again from December 1996 through the present.

        Susan L. Critzer, one of our directors since August 2002, has served as Chief Operating Officer of Venturi Development Group, an incubator focused on seed level medical device opportunities, and President of Pi Medical, Inc., an early stage development company founded and run as part of the incubator, since February 2001. Ms. Critzer has over 25 years of experience in general management, manufacturing, quality assurance, engineering, and product development. Prior to joining Venturi, Ms. Critzer served as Vice President, Operations, Interim President and Acting Chief Financial Officer and President and Chief Executive Officer of Integ Incorporated, a development stage glucose monitoring company that went public in 1996 and was acquired by Inverness Medical in early 2001. Before joining Integ, Ms. Critzer served in various management roles at the Davis + Geck Division of American Cyanamid Corp., Deseret Medical Inc. and Becton-Dickinson Corp. From September 1973 to April 1986, Ms. Critzer was a manufacturing superintendent and senior administrator for manufacturing at the Saginaw Division of General Motors Corp.

        Richard A. DeWall, M.D., a retired cardiovascular surgeon, has been one of our directors since November 1992. Dr. DeWall has over 35 years of experience in heart valve replacement and was instrumental in implanting the first Omniscience heart valve. He was a medical professor at the Chicago Medical School and is credited with developing the first workable heart-lung machine for use during open-heart surgery.

        David B. Kaysen, one of our directors since August 2002, served as President, Chief Executive Officer and a director of Rehabilicare Inc., an international manufacturer and marketer of home electrotherapy equipment for the physical therapy, rehabilitation, occupational medicine, and sports markets, from March 1992 to April 2002. Mr. Kaysen has over 25 years of sales/marketing and general management experience in the medical products and services market. Before joining Rehabilicare, Mr. Kaysen served in management roles at Emeritus Corporation, a producer and marketer of clinical software programs for nursing homes, Lectec/NDM Corporation, a manufacturer and marketer of disposable ECG monitoring and diagnostic electrodes and electrosurgical products, Surgidyne, Inc., a manufacturer and marketer of specialty medical products related to surgical wound drainage, and Redline Healthcare, a marketer and distributor of medical products, equipment, linens and services to the nursing home industry. From October 1974 to March 1986, Mr. Kaysen served in various positions at American Hospital Supply Corporation. He is currently a member of the board of directors of Zevex International, Inc., a designer, manufacturer, and distributor of medical devices.

        Paul K. Miller, one of our directors since August 1994, has served as President of Acton Construction Management Company, a real estate management company, since 1980.

Board Meetings and Committees

        The board of directors held six meetings and took action by written consent 14 times during our last fiscal year. Each of the then incumbent directors attended the meetings held. The board of directors has also established audit, compensation, executive, and finance committees. Our audit and compensation committees consist of only non-employee directors.

        The audit committee, which consisted of Ronald M. Bosrock, Norman Dann and Paul K. Miller during our last fiscal year, is responsible for (1) recommending the appointment of independent accountants, (2) consulting with the independent accountants on the audit plan, (3) reviewing, in consultation with the independent accountants, the audit report or proposed audit report and the accompanying management letter, and (4) consulting with the independent accountants on the adequacy of internal controls. Our board of directors has adopted a written charter for the audit committee, a copy of which is attached hereto as Appendix A. Such charter specifies that the audit committee is composed of two or more directors, a majority of whom must be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment as a member of the audit committee. In August 2002, Susan L. Critzer and David B. Kaysen took the positions on the audit committee vacated by Messrs. Bosrock and Dann. Ms. Critzer and Mr. Kaysen are independent (as independence is defined by applicable NASD listing standards). The audit committee met once during our last fiscal year.

        The compensation committee, which consisted of Dr. DeWall and Mr. Miller during our last fiscal year, is responsible for (1) considering how the achievement of the overall goals and objectives of our company can be aided through the adoption of an appropriate compensation philosophy and effective compensation program elements, (2) reviewing salary progression, bonus allocations, stock awards and the awards of supplemental benefits and perquisites for key executives against the compensation objectives of our company, given our overall performance, (3) approving compensation arrangements for our company's senior management, and (4) reviewing and approving the adoption of any compensation plans in which officers and directors are eligible to participate. The compensation committee did not meet during our last fiscal year.

        The executive committee, which consisted of Messrs. Bosrock, Dann and Miller during our last fiscal year, is responsible for (1) serving as a link between the board of directors and management, (2) assuring that important matters that arise between board meetings, and cannot wait for the next scheduled meeting, receive timely attention, and (3) serving as a sounding board for general management problems on matters that affect our company as a whole. The executive committee met once during our last fiscal year.

        The finance committee, which consisted of Messrs. Dann and Mowery and Dr. Mikhail, during our last fiscal year, is responsible for (1) staying informed on a timely basis about our company's financial status, (2) evaluating financial information and developing conclusions as to any plan of action needed, and (3) advising corporate management and the board of directors in financial matters. The finance committee met once during our last fiscal year.

AUDIT COMMITTEE REPORT

        The audit committee, and in one instance the audit committee chairman, met with our independent accountants and management on three separate dates. At such meetings, the audit committee:

  •
  reviewed and discussed the audited financial statements with respect to the year ended April 30, 2002 with management;

  •
  discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

  •
  discussed with PricewaterhouseCoopers LLP their independence.

        In connection with one of the meetings, the audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). Based upon the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended April 30, 2002 for filing with the SEC.

        Ronald M. Bosrock and Norman Dann, two of our former directors, resigned from the audit committee prior to the issuance of this report. Susan L. Critzer and David B. Kaysen took the positions on the audit committee vacated by Messrs. Bosrock and Dann following the issuance of this report.

/s/ PAUL K. MILLER The Audit Committee

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to compensation paid by us to our Chief Executive Officer and the other highest paid executive officers (the "Named Executive Officers") during our most recent fiscal years.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options		All Other Compensation ($)
Adel A. Mikhail, Ph.D.(1) Chairman of the Board	2002 2001	0 143,960	0 0	0 0		7,000 240,000	(2) (4)	59,422 120,833	(3) (5)
Blair P. Mowery(6) President and Chief Executive Officer	2002 2001	170,298 131,489	50,000 0	0 42,000	(7)	300,000 0		0 0
Allan R. Seck Senior Vice President—Sales and Marketing	2002 2001	139,775 131,002	0 0	0 0		0 0		0 100,000

(1)
Dr. Mikhail served as our President and Chief Executive Officer until June 15, 2001.
(2)
Represents an option grant issued to Dr. Mikhail for serving on our board of directors.
(3)
Represents severance compensation paid under our separation agreement with Dr. Mikhail.
(4)
Represents a warrant issued on February 1, 2001 under our separation agreement with Dr. Mikhail.
(5)
Represents severance compensation paid under our separation agreement with Dr. Mikhail.
(6)
Mr. Mowery, who previously served as our Chief Operating Officer, became our President and Chief Executive Officer on June 15, 2001.
(7)
Represents the market value of 15,000 shares of common stock awarded to Mr. Mowery on January 25, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning grants of stock options during the fiscal year ended April 30, 2002 to each executive officer named in the Summary Compensation Table. We granted no stock appreciation rights during our last fiscal year.

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date
Adel A. Mikhail, Ph.D.	7,000	1.3%	$4.50	08/15/06
Blair P. Mowery	300,000	57.1%	$4.50	06/15/06
Allan R. Seck	0	0%	N/A	N/A

        The following table sets forth information concerning the options exercised by each executive officer named in the Summary Compensation Table during the fiscal year ended April 30, 2002. It also sets forth information concerning unexercised options held by such persons as of April 30, 2002. No stock appreciation rights were exercised by such persons during the last fiscal year or were outstanding at the end of that year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised In the Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Adel A. Mikhail, Ph.D.	0	N/A	0	7,000	N/A	0
Blair P. Mowery	0	N/A	300,000	0	0	N/A
Allan R. Seck	0	N/A	40,000	60,000	0	0

(1)
Represents the fair market value of one share of our common stock at April 30, 2002 minus the exercise price.

Employment Agreements

        We entered into a separation agreement and release effective as of November 1, 2000 with Adel A. Mikhail, Ph.D., our former President and Chief Executive Officer. Under this agreement, we have made severance and consulting payments to Dr. Mikhail. For information regarding these compensatory arrangements, please refer to Certain Relationships and Related Transactions.

        Under an employment agreement effective June 15, 2001, we employ Blair P. Mowery as our President and Chief Executive Officer at a salary of $165,000 per year. This agreement has a term of two years. It prohibits Mr. Mowery from competing with our company during its term and for 12 months thereafter. This agreement also provides that if either we terminate Mr. Mowery's employment without cause or Mr. Mowery resigns with six months' notice, we will make severance payments to him equal to his monthly base salary for 18 months. In consideration of Mr. Mowery's entry into this agreement, on June 15, 2001, we granted him a stock option to purchase 300,000 shares of our common stock at a price of $4.50 per share. Such option is immediately exercisable. In addition, we agreed to pay Mr. Mowery a bonus of $50,000 for services in fiscal year 2002 subject to achievement of goals agreed upon by Mr. Mowery and our board of directors.

        In May 1999, we entered into a letter agreement with Allan R. Seck. Under this agreement, Mr. Seck was employed to serve as our Vice President—Sales and Marketing at a salary of $132,000 per year plus a bonus of one percent of sales over $3,500,000 per year. We have the right to terminate Mr. Seck's employment at will. However, upon a change in control of our company, we have agreed to pay him an amount equal to two years' salary and accelerate the vesting of Mr. Seck's unvested stock options to be immediately exercisable. In consideration of Mr. Seck's entry into this agreement, we granted him a stock options to purchase 100,000 shares of our common stock at a price of $2.50 per share. Such options vest over four years and expire on July 26, 2005. In August 2001, we amended this agreement to provide that the bonus based on annual sales would be payable through fiscal year 2002. In consideration of Mr. Seck's entry into this amendment, we agreed to increase his salary by an amount not to exceed 15% and develop a new executive and sales incentive plan in which he will participate.

Director Compensation

        Our directors are reimbursed for certain reasonable expenses incurred in attending board meetings. Directors who are also employees receive no remuneration for services as members of the board or any board committee. Under our director stock option plan, directors who are not employed by us are entitled to receive annual grants of stock options.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

General

        The board of directors has appointed PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending April 30, 2003. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment the board of directors will select another firm of independent accountants. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

        PricewaterhouseCoopers LLP provided audit and non-audit services to us in fiscal year 2002, the aggregate fees and expenses of which are shown below.

Audit Fees

        The aggregate fees and out-of-pocket expenses for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year were $66,000, of which approximately $18,000 had been billed through April 30, 2002.

All Other Fees

        The aggregate fees billed for services rendered by our independent accountants, other than the services described in the preceding paragraph, for our most recent fiscal year were $120,548, substantially all of which related to our initial public offering.

        The audit committee has considered whether the provision of the services described in the preceding paragraph was compatible with maintaining our principal accountants' independence.

Change in Accountants

        On May 22, 2001, the board of directors resolved to engage PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending April 30, 2001. During the year ended April 30, 2000 and through May 22, 2001, we did not consult with PricewaterhouseCoopers LLP on items which (1) involved the application of accounting principles to a specific completed or contemplated transaction, (2) involved the type of audit opinion that might be rendered on our financial statements, or (3) concerned the subject matter of a disagreement or reportable event with the former auditor as described in Regulation S-B Item 304(a)(1)(iv).

        On May 22, 2001, the board of directors resolved to dismiss Bertram Vallez Kaplan & Talbot Ltd. as our independent accountants. The report of Bertram Vallez Kaplan & Talbot Ltd. on the financial statements for the year ended April 30, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The board of directors participated in and approved the decision to change independent accountants. In connection with its audit for the year ended April 30, 2000 and through May 22, 2001, there were no disagreements with Bertram Vallez Kaplan & Talbot Ltd. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Bertram Vallez Kaplan & Talbot Ltd. would have caused Bertram Vallez Kaplan & Talbot Ltd. to make reference thereto in its report on the financial statements for such year. During the year ended April 30, 2000 and through May 22, 2001, there were no reportable events as defined in Regulation S-B Item 304(a)(1)(iv). Bertram Vallez Kaplan & Talbot Ltd. has furnished us with a letter addressed to the SEC stating that it agrees with the above statements.

Recommendation

        The board of directors unanimously recommends a vote for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending April 30, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We entered into a separation agreement and release effective as of November 1, 2000 with Adel A. Mikhail, Ph.D. Dr. Mikhail was our founder and served as our President and Chief Executive Officer from March 1992 until June 15, 2001, at which time he retired. Under the terms of the separation agreement, Dr. Mikhail's employment under his employment agreement dated January 1, 1995 terminated, and we agreed to pay him severance compensation in cash totaling $144,000. We agreed to pay Dr. Mikhail his salary and benefits until a new chief executive officer was hired and to continue his chairmanship of our board. At the time of entering into the separation agreement, Dr. Mikhail had vested stock options to purchase an aggregate of 420,000 shares of our common stock at an exercise price of $1.375 per share, expiring on February 2, 2001. Under the separation agreement, Dr. Mikhail agreed to exercise the option to the extent of 30,000 shares for $41,250 in cash and to surrender 240,000 shares which he otherwise would have been entitled to purchase under the option. We agreed to allow Dr. Mikhail to exercise his option for the remaining 150,000 shares on a cashless basis. In connection with such cashless conversion, we issued 67,500 shares to Dr. Mikhail and Dr. Mikhail surrendered 82,500 shares which he otherwise would have been entitled to purchase under the option. On February 1, 2001, we also issued a five-year warrant to Dr. Mikhail for the purchase of 240,000 shares of common stock exercisable at $2.125 per share.

        The separation agreement further provided that following the termination of his employment as President and Chief Executive Officer, we would retain Dr. Mikhail as an independent consultant for a period of two years to provide advice and technical expertise with respect to our operations. Dr. Mikhail has agreed to provide up to 40 hours of consulting services per month, for a retainer of $6,000 per month. If additional service is provided beyond 40 hours per month, we will pay Dr. Mikhail at the rate of $125 per hour, up to a maximum of $1,000 per day. Dr. Mikhail began providing consulting services to us under this agreement beginning June 15, 2001.

        In August 1999, we obtained a bank line of credit from Riverside Bank, which was subsequently acquired by Associated Bank Minnesota. The loan was extended to us on the condition that it be personally guaranteed by Paul K. Miller, one of our directors and our largest individual shareholder. Under an agreement we entered into on August 31, 1999, Mr. Miller personally guaranteed such indebtedness. To induce Mr. Miller to guarantee such indebtedness, we paid Mr. Miller a one-time guarantee fee in the amount of $75,000 and issued to him, on November 22, 1999 and December 6, 2000, warrants to purchase an aggregate of 100,000 shares exercisable at $2.00 per share. These warrants expire on November 19, 2004.

        We sell heart valves through a distribution network of approximately 35 exclusive distributors, including Mercé V. Electromedicina, S.L., Pro-Medica, and formerly N.G.C. Medical S.p.A. The following information relates to sales to such parties over our last two fiscal years. We anticipate that we will continue to do business with Mercé V. Electromedicina and Pro-Medica in future periods.

  •
  Salvador Mercé Vives owns more than 5 percent of our outstanding common stock and is one of our former board members. He founded Mercé V. Electromedicina. Salvador Mercé Cervelló, one of our current directors and the son of Salvador Mercé Vives, serves as Managing and General Director of Mercé V. Electromedicina. During our fiscal year ended April 30, 2002, Mercé V. Electromedicina purchased $1,421,960 of product from our company, representing 47.5 percent of our net sales. During our fiscal year ended April 30, 2001, Mercé V. Electromedicina purchased $1,170,700 of product from our company, representing 40.9 percent of our net sales.

  •
  Hilmar Siebecker owns more than 5 percent of our outstanding common stock and is the President of Pro-Medica. During our fiscal year ended April 30, 2002, Pro-Medica purchased $13,300 of product from our company, representing 0.4 percent of our net sales. During our fiscal year ended April 30, 2001, Pro-Medica did not purchase product from our company.

  •
  Eugenio Cremascoli, one of our former directors, is President and Chief Executive Officer of N.G.C. Medical, a former distributor which owns more than 5 percent of our outstanding common stock. During our fiscal year ended April 30, 2002, N.G.C. Medical purchased $15,300 of product from our company, representing 0.5 percent of our net sales. During our fiscal year ended April 30, 2001, N.G.C. Medical purchased $130,980 of product from our company, representing 4.6 percent of our net sales.

        On June 1, 2000, we granted Ronald M. Bosrock, a former director, an option to purchase 10,000 shares of our common stock at $2.50 per share under our 1997 Stock Option Plan. This option is exercisable for four years and vested at the time of grant. We granted this option in consideration of Mr. Bosrock's efforts to complete the spin-off of UROPACE. Under the terms of the Agreement and Plan of Reorganization and Corporate Separation between our company and UROPACE, dated November 1, 2000, UROPACE assumed consulting fees of $5,000 per month payable to Mr. Bosrock and granted him an option to purchase 40,000 shares of its common stock at $0.01 per share. This option is exercisable for four years and vested at the time of grant. Following completion of the spin-off, Mr. Bosrock became the acting Chief Executive Officer of UROPACE.

        Certain individuals have employment agreements with us. You should review Executive Compensation—Employment Agreements for more information about such agreements.

        The transactions set forth herein were approved by a majority of our independent, disinterested directors who had access, at our expense, to our legal counsel or independent legal counsel. We believe that all such transactions were made on terms no less favorable to us than we could have obtained from unaffiliated third parties. In the future, all material affiliated transactions and loans, and any forgiveness of loans, will be approved by a majority of our independent, disinterested directors who will have access, at our expense, to our legal counsel or independent legal counsel and will be on terms no less favorable to us than we could obtain from unaffiliated third parties.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors, and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that one report on Form 3 for each of our then executive officers and directors was not filed by November 20, 2001, the effective date of the registration statement covering our initial public offering. The reports on Form 3 for Adel A. Mikhail, Ph.D., Blair P. Mowery, George M. Wettstaedt, Allan R. Seck, Ronald M. Bosrock, Salvador Mercé Cervelló, Norman Dann, Richard A. DeWall, M.D., and Paul K. Miller were filed on November 29, 2001.

SHAREHOLDER PROPOSALS
FOR THE 2003 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Jules L. Fisher, no later than May 9, 2003. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after July 23, 2003, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

ANNUAL REPORT ON FORM 10-KSB

        A copy of our annual report on Form 10-KSB for the fiscal year ended April 30, 2002, as filed with the SEC, including the financial statements and financial statement schedules thereto, accompanies this notice of annual meeting, proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Jules L. Fisher at our principal address.

Sincerely,

MEDICALCV, INC.

/s/ BLAIR P. MOWERY Blair P. Mowery President and Chief Executive Officer

Inver Grove Heights, Minnesota
September 6, 2002

APPENDIX A

MEDICALCV, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

Effective August 27, 2002

Introduction and Purpose

        MedicalCV, Inc. (the "Company") is a publicly-held company and operates in a dynamic and highly competitive market. In order to ensure informed decision-making beneficial to the Company, the Board of Directors has established an Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (a) the Company's financial reporting and public disclosure activities, (b) the Company's internal controls regarding finance and accounting, (c) the Company's auditing, accounting and financial reporting processes generally, and (d) monitoring management's identification and control of key business and financial risks. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders.

Composition

        The Audit Committee shall be comprised of two or more directors as determined by the Board, a majority of whom shall be independent directors, as defined by applicable Nasdaq rules and regulations, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In particular, a majority of the Audit Committee:

  •
  Shall not have been employed by the Company or any of its affiliates for any of the past three years;

  •
  Shall not have received compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year other than compensation for board service or benefits under a tax-qualified retirement plan;

  •
  Shall not be a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

  •
  Shall not be a partner in, or a controlling shareholder or executive officer of, any business or professional services organization to which the Company made, or from which the Company received, payments that are or have been significant to the Company or the business or professional services organization in any of the past three years;

  •
  Shall not be employed as an executive of another company for which any of the Company's executives serves on that other company's compensation committee.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Responsibilities and Duties

        The primary responsibilities of the Audit Committee are to:

  •
  Monitor the Company's financial reporting process and internal control system.

  •
  Monitor and, where appropriate, assist in selection and replacement of the Company's independent accountants.

  •
  Provide an open avenue of communication among the Company's independent accountants, financial and senior management and the Board.

        In fulfilling its responsibilities, the Committee shall:

  1.
  Review this Charter on an annual basis and update it as conditions dictate.

  2.
  Review with management the Company's annual financial statements, including significant changes in accounting principles or their application, and provide a written report to the Board of Directors for inclusion in the Company's proxy statement disclosing whether the Committee:

  (a)
  reviewed and discussed the audited financial statements with management and with the independent accountants,

  (b)
  received from the independent accountants disclosures regarding the accountants' independence required by Independence Standards Board Standard No. 1,

  (c)
  discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 and

  (d)
  recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K or 10-KSB.

  3.
  Review the Company's interim financial statements before the Company files its Quarterly Reports on Form 10-Q or 10-QSB with the Securities and Exchange Commission.

  4.
  Review with the independent accountants their audit report on the annual financial statements, including the application of the Company's accounting principles.

  5.
  Ensure its receipt from the independent accountants of a formal written statement delineating all relationships between such independent accountants and the Company consistent with Independence Standards Board Standard No. 1 and engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

  6.
  Oversee the independence and effectiveness of the independent accountants and the ultimate accountability of the independent accountants to the Board and the Committee and recommend to the Board the selection or replacement of the independent accountants.

  7.
  Review the audit plans and activities of the independent accountants and the internal auditors, and the coordination of their audit efforts.

  8.
  Approve the fees paid to the independent accountants with respect to all services.

  9.
  Annually review the significant risks the Company is exposed to and evaluate management's plan to manage these uncertainties.

  10.
  Review with the independent accountants the adequacy of the Company's internal controls and management's responses with respect to recommendations for internal control improvements.

  11.
  Review with the independent accountants the results of their reviews of (a) officers' expense accounts and use of corporate assets and (b) employees' compliance with Company expense policies.

  12.
  Meet with the independent accountants to discuss any matters which the Committee or these groups believe should be discussed privately with the Committee.

  13.
  Report Committee actions to the Board, with such recommendations as the Committee deems appropriate.

  14.
  Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

  15.
  Consider such other matters with respect to the Company's financial affairs, internal controls and the internal and external audits as the Committee may deem advisable.

  16.
  Engage in such other activities and undertake such other responsibilities as the Board may assign to the Committee.

Meetings

        The Committee shall meet at least once each fiscal year, or more frequently as circumstances dictate in order to completely discharge its responsibilities and duties as outlined in this charter. To the extent practicable, each of the committee members shall attend each of the regularly scheduled meetings in person. As part of its job to foster open communication, time should be set aside at each meeting for the Committee to meet with management and the independent outside auditor in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may ask members of management or others to attend the meetings and provide pertinent information, as appropriate.

        A majority of the Committee members currently holding office constitutes a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MEDICALCV, INC.
			For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified.	☐	☐	☐

The undersigned shareholder of MedicalCV, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated September 6, 2002, and hereby appoints Blair P. Mowery and Jules L. Fisher, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of MedicalCV, Inc. to be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on October 2, 2002, at 3:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of MedicalCV, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.
01  Adel A. Mikhail, Ph.D.            05  Richard A. DeWall, M.D.
02  Blair P. Mowery                      06  David B. Kaysen
03  Salvador Mercé Cervelló        07  Paul K. Miller
04  Susan L. Critzer

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's number in the space provided below.

			For	Against	Abstain
	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending April 30, 2003.	☐	☐	☐
	3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

MEDICALCV, INC.
9725 South Robert Trail
Inver Grove Heights, Minnesota 55077

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-KSB
APPENDIX A
MEDICALCV, INC. BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER Effective August 27, 2002
PROXY